                                                                    EXHIBIT 10.1




                            INTER-COMPANY AGREEMENT


                                     AMONG


                         IPC INFORMATION SYSTEMS, INC.,


                                  IXNET, INC.


                                      AND


                     INTERNATIONAL EXCHANGE NETWORKS, LTD.



                           DATED AS OF JULY __, 1999



                                                 TABLE OF CONTENTS
                                                                                                               Page


                                                     ARTICLE I
                                                    DEFINITIONS

         Section 1.1       Definitions............................................................................1
                           -----------

                                                    ARTICLE II
                                   FINANCING ARRANGEMENTS BETWEEN IPC AND IXNET

         Section 2.1       Provision of Facilities by IPC.........................................................4
                           ------------------------------
         Section 2.2       Intercompany Loans, Letters of Credit and Guarantees Existing on
                           -----------------------------------------------------------------
                           July 1,1999............................................................................6

                                                    ARTICLE III
                                            CORPORATE SUPPORT SERVICES

         Section 3.1       Provision of Corporate Support Services................................................7
                           ---------------------------------------
         Section 3.2       Allocation of Cost of Services.........................................................7
                           ------------------------------

                                                    ARTICLE IV
                                                    REAL ESTATE

         Section 4.1       Assignment and Sublease of Leases; Sharing of Office Space.............................7
                           ----------------------------------------------------------

                                                     ARTICLE V
                                          INTERNET PROTOCOL ADDRESS SPACE

         Section 5.1       Transfer of IP Address Space...........................................................8
                           ----------------------------


                                                    ARTICLE VI
                                                 LICENSING RIGHTS

         Section 6.1       Exclusive Right to License World Turret(TM)...............................................8
                           ---------------------------------------

                                                    ARTICLE VII
                                             IPC BOOTH AT THE SIA SHOW

         Section 7.1       IXnet's Obligation to Share Costs of the IPC Booth.....................................8
                           --------------------------------------------------
         Section 7.2       IXnet's Right of First Refusal.........................................................8
                           ------------------------------

                                 ARTICLE VIII
                                DECONSOLIDATION




         Section 8.1       No Action by IXnet to Deconsolidate....................................................9
                           -----------------------------------


                                                    ARTICLE IX
                                            ASSIGNMENT OF IPC'S RIGHTS



         Section 9.1       Assignment of IPC's Rights in Claims Against IXnet Employees...........................9
                           ------------------------------------------------------------


                                                     ARTICLE X
                                             COMPLIANCE WITH INDENTURE



         Section 10.1      IXnet's Agreement to Comply with the Indenture.........................................9
                           ----------------------------------------------

                                                    ARTICLE XI
                                                   MISCELLANEOUS



         Section 11.1      General Interpretative Principles......................................................9
                           ---------------------------------
         Section 11.2      Amendments............................................................................10
                           ----------
         Section 11.3      Successors and Assigns................................................................10
                           ----------------------
         Section 11.4      Severability..........................................................................10
                           ------------
         Section 11.5      Notices...............................................................................10
                           -------
         Section 11.6      Governing Law.........................................................................11
                           -------------
         Section 11.7      Counterparts..........................................................................11
                           ------------

                            INTER-COMPANY AGREEMENT

     INTER-COMPANY AGREEMENT dated as of July __, 1999 (the "Agreement") among IXNET, INC., a Delaware corporation ("IXnet Holdings"), INTERNATIONAL EXCHANGE NETWORKS, LTD., a Delaware corporation and a wholly owned Subsidiary of IXnet Holdings ("IXnet"), on behalf of itself and its Subsidiaries, and IPC INFORMATION SYSTEMS, INC., a Delaware corporation ("IPC"), on behalf of itself and its Subsidiaries.

                             PRELIMINARY STATEMENTS

     IXnet Holdings intends to sell to the public, pursuant to an initial public offering (the "IPO"), not more than 20% of the IXnet Holdings Common Stock.

     Immediately following the consummation of the IPO, IPC will own not less than 80% of the outstanding shares of IXnet Holdings Common Stock.

     It is the intention of the parties hereto that this Agreement shall govern certain matters relating to the ongoing relationship between IXnet Holdings, IXnet and its Subsidiaries, on the one hand, and IPC and its Subsidiaries (other than IXnet Holdings, IXnet and its Subsidiaries), on the other hand, after the consummation of the IPO.

     NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereby agree as follows:

                                   ARTICLE I
                                 DEFINITIONS

      Section 1.1   Definitions.    The following terms, when used in this
                    -----------
Agreement, shall have the meanings set forth in this Section 1.1; provided, however, that, capitalized terms used and not otherwise defined in this Agreement shall have the meanings ascribed thereto in the Credit Agreement.

     "Affiliate" means, with respect to any Person, any other Person which directly or indirectly controls, is controlled by or is under common control with such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to vote a majority of the securities having voting power for the election of directors (or other Persons acting in similar capacities) of such Person or otherwise to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

     "Agreement" has the meaning ascribed thereto in the preamble hereto, as such agreement is amended, supplemented or otherwise modified from time to time in accordance with its terms.

     "Base Rate" has the meaning ascribed thereto in the Credit Agreement.

     "Business Day" means any day other than a Saturday, Sunday or other day on which banking institutions in New York are authorized or required by law to be closed.

     "Change in Control" shall mean the consummation of any transaction pursuant to which IPC ceases to beneficially own (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 50% of the voting power of all outstanding securities of IXnet Holdings (or of any entity that is a successor to all or substantially all IXnet Holdings' business) entitled to vote generally in the election of directors.

     "Credit Agreement" means the Amended and Restated Credit Agreement dated as of June 21, 1999 (originally dated April 30, 1998), as the same may be further amended and restated, amended, supplemented or otherwise modified from time to time, by and among IPC, as Parent Borrower, IPC Funding Corp., as Sub Borrower, IPC Communications, as a Loan Party, the Lenders named therein, the Issuing Bank named therein, Morgan Stanley Senior Funding, Inc., as Syndication Agent and General Electric Capital Corporation, as Administrative Agent and Collateral Agent.

     "Dollars" and "$" mean the lawful money of the United States.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "GAAP" means United States generally accepted accounting principles as in effect from time to time consistently applied.

     "Governmental Body" means any government or political subdivision thereof, whether foreign or domestic, federal, state, provincial, county, local, municipal or regional, or any other governmental entity, any agency, authority, department, division or instrumentality of any such government, political subdivision, or other governmental entity, any court, arbitral tribunal or arbitrator, and any non-governmental regulating body, to the extent that the rules, regulations or orders of such body have the force of law.

     "Indenture" means the Indenture dated as of April 30, 1998 between IPC and United States Trust Company of New York relating to the Senior Notes, as amended by the First Supplemental Indenture dated as of September 30, 1998, as the same may be further amended, supplemented or otherwise modified from time to time.

     "IPC" has the meaning ascribed thereto in the preamble.

     "IPC Booth" means the booth showing the product lines of IXnet and IPC jointly maintained by them at the SIA show.

     "IPC Communications" means IPC Communications, Inc., a Delaware corporation.

     "IPC Entities" means IPC and all Persons that constitute Subsidiaries of IPC from time to time (excluding IXnet Holdings and the IXnet Entities).

     "IPO" has the meaning ascribed thereto in the preamble.

     "IPO Registration Statement" means the registration statement on Form S-1, Registration No. 333-79079, filed by IXnet Holdings with the SEC in connection with the IPO of the IXnet Holdings Common Stock, together with all amendments and supplements thereto.

     "IXnet Common Stock" means the common stock, $.01 par value per share, of IXnet Holdings.

     "IXnet Entities" means IXnet and all Persons that constitute Subsidiaries of IXnet from time to time.

     "IXnet Holdings" has the meaning ascribed thereto in the preamble.

     "Person" means an individual, a partnership, a limited liability company, an association, a joint venture, a corporation, a trust, an estate, a joint stock company, an unincorporated organization or other entity or a Governmental Body.

     "SEC" means the Securities and Exchange Commission.

     "Senior Notes" means IPC's 10/7/8/% Senior Discount Notes due 2008.

     "Services" shall have the meaning set forth in Section 3.1.

     "SIA Show" means the annual trade show of the Securities Industry Association.

     "Subsidiary" means, with respect to any Person, any other Person which is directly or indirectly controlled by such Person. For purposes of this definition, "control," as applied to any Person, means the possession, directly or indirectly, of the power to vote a majority of the securities having voting power for the election of directors (or other Persons acting in similar capacities) of such Person or otherwise to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

                                    ARTICLE II
                  FINANCING ARRANGEMENTS BETWEEN IPC AND IXNET

     Section 2.1    Provision of Facilities by IPC.
                    ------------------------------

          (1) Commencing July 1, 1999 until June 30, 2001, subject to the conditions set forth herein, IPC shall provide the IXnet Entities with the following:

               (i) the right to borrow from IPC pursuant to intercompany loans from IPC to IXnet, (ii) the right to have IPC obtain letters of credit from the Issuing Bank under the Credit Agreement in favor of third Persons for the benefit of IXnet, and (iii) the ability to obtain guarantees from IPC of IXnet's obligations to third Persons; provided, that

          (A) the maximum principal amount of intercompany loans under clause
(i), plus the maximum stated amount of letters of credit under clause (ii) shall not in the aggregate exceed $50 million at any time outstanding (with the total stated amount of letters of credit at any time comprising no more than $7.5 million);

          (B) such intercompany loans under clause (i) shall constitute Pledged Debt under the Credit Agreement;

          (C) the total stated amount of letters of credit under clause (ii) and the total amount of obligations guaranteed under clause (iii) shall [each be treated as intercompany loans and shall] constitute Pledged Debt under the Credit Agreement;

          (D) to the extent it has not done so, the applicable IXnet Entity agrees in writing to be bound by the terms of this Agreement;

          (E) such intercompany loans under clause (i), letters of credit under clause (ii) and guarantees under clause (iii) are permitted under clause (B) of
Section 5.02(b)(ii) of the Credit Agreement and the other provisions of the Credit Agreement;

          (F) both before and after giving effect to any such loan under clause
(i), letter of credit under clause (ii) or guarantee under clause (iii), no Default or Event of Default shall have occurred and be continuing under the Credit Agreement and;

          (G) both before and after giving effect to any such loan under clause
(i), letter of credit under clause (ii) or guarantee under clause (iii), no Event of Default (as defined in the Indenture) under the Indenture shall have occurred and be continuing.

     All indebtedness for intercompany loans under clause (i) of Section 2.1(a), letters of credit under clause (ii) of Section 2.1(a) and guarantees under clause (iii) of Section 2.1(a) shall be evidenced as set forth on Exhibit A.
Any and all amounts loaned by IPC to IXnet which are outstanding on June 30, 2001 shall be immediately due and payable. Notwithstanding the foregoing or any other provision in this Agreement to the contrary, any and all amounts owing by IXnet to IPC hereunder (whether in respect of intercompany loans, letters of credit, guarantees or otherwise) shall be immediately due and payable upon demand at any time following (i) the occurrence and during the continuance of an Event of Default under the Credit Agreement or (ii) a Change in Control. Any and all amounts due and payable hereunder shall be paid in cash or, with IPC's permission, in the case of outstanding letters of credit under clause (ii) above or guarantees under clause
(iii) above, cash collateralized in an amount equal to 105% of the underlying obligations pursuant to cash collateral arrangements and documents satisfactory to IPC and the Agent under the Credit Agreement.

          (2) The maximum principal amount of intercompany loans available under clause (i) of Section 2.1(a) and the maximum stated amount of letters of credit available under clause (ii) of Section 2.1(a) shall initially be $6,250,000 and shall increase by such amount each quarter thereafter commencing on October 1, 1999.

          (3) IXnet shall give IPC four Business Days' (in the case of intercompany loans under clause (i) of Section 2.1(a)) and six Business Days' (in the case of letters of credit or guarantees under clauses (ii) or (iii), respectively, of Section 2.1(a)) prior notice by telephone or in person, confirmed immediately in writing (which may include facsimile or electronic transmission), which notice shall specify (i) the date of the proposed intercompany loan or, the issuance of letter of credit or the guarantee, as the case may be, (ii) the amount of the intercompany loan, letter of credit or guarantee, as the case may be, such amount to be in an aggregate amount of at least $500,000 or an integral multiple of $100,000 in excess thereof, and (iii) in the case of letters of credit, the name and address of the beneficiary and the expiration date of each such letter of credit. IXnet shall provide IPC with such other documentation related to the issuance of the letter of credit or guarantee, as the case may be, as may be required by IPC.

          (4) Guarantees of IXnet's obligations under clause (iii) of Section 2.1(a) may be made by IPC from time to time in its sole discretion.

          (5) IXnet shall use the proceeds of intercompany loans made under clause (i) of Section 2.1(a) (i) for working capital, (ii) operating expenses and (iii) principal and interest payments on indebtedness.

          (6) For use of the facilities made available under Section 2.1(a), IXnet shall pay IPC as follows:

               (i) With respect to intercompany loans made under clause (i) of
               Section 2.1(a), interest on the unpaid principal amount of each loan from the date of such loan at a rate per annum equal to 2% above the Base Rate shall be payable on the first day of each fiscal quarter commencing October 1, 1999. To the extent that interest payments shall not be made timely, then the amount of such interest shall be added to the principal amount outstanding.

               (ii) After July 1, 1999, for letters of credit made available under clause (ii) of Section 2.1 (a) and guarantees made available under clause (iii) of Section 2.1(a), the applicable costs, fees and charges incurred by IPC in connection with obtaining letters of credit and providing guarantees for the benefit of IXnet shall be payable upon demand by IPC.

          (7) IXnet acknowledges that as a Subsidiary of IPC, as well as a Domestic Guarantor, it is bound by the terms and restrictions contained in the Credit Agreement and other Loan Documents, including the negative covenants applicable to IPC and its Subsidiaries (including IXnet and its Subsidiaries)
and other limitations contained therein.   IXnet's maximum share of the
allowances set forth in the Sections of the Credit Agreement specified below shall be as follows:

              (1)    Section 5.02(b)(iii)(B)    -    $       15,000,000;

              (2)    Section 5.02(b)(iii)(C)    -    $        2,500,000;

              (3)    Section 5.02(b)(iii)(D)    -    $       30,000,000;

              (4)    Section 5.02(b)(iii)(G)    -    $       15,000,000;

              (5)    Section 5.02(c)            -    [                ];

              (6)    Section 5.02(e)(iii)       -    $        5,000,000;

              (7)    Section 5.02(e)(iv)        -    $        5,000,000;

              (8)    Section 5.02(f)(i)         -    $                0;

              (9)    Section 5.02(f)(ii)        -    $        1,000,000;

              (10)   Section 5.02(f)(vii)      -     $                0;

              (11)   Section 5.02(f)(viii)     -     (Pounds)30,000,000;
                                                     and

              (12)    Section 5.02(r)           -    $                0.


          (8) All other costs under the Credit Agreement shall continue to be borne by IPC.

Section 2.2     Intercompany Loans, Letters of Credit and Guarantees Existing on
                ----------------------------------------------------------------
July 1,1999.
-----------

          (1) Any and all amounts loaned by IPC to IXnet prior to July 1, 1999 which remain outstanding on such date shall, beginning on such date, bear interest at the rate set forth in Section 2.1(f)(i) above, which intercompany loans shall not reduce the amount available under the facilities made available under Section 2.1(a).

          (2) Any and all letters of credit and guarantees which are outstanding on July 1, 1999 shall continue in full force and effect at no cost to IXnet on their same terms and conditions until their expiration without extension, which letters of credit and guarantees shall not reduce the amount available under the facilities made available under Section 2.1(a).

                                   ARTICLE III
                           CORPORATE SUPPORT SERVICES

     Section 3.1    Provision of Corporate Support Services.
                    ---------------------------------------

     Until June 30, 2001, to the extent requested by IXnet, IPC shall continue to provide the IXnet Entities with such of its corporate support services as it may from time to time possess, including cash management, accounting, legal, administrative/facilities management, human resources (including medical insurance, 401(k) plan and other employee benefits), information systems and
insurance (collectively, the "Services").   IXnet shall provide IPC with 60
days' prior written notice in the event that it no longer requires IPC to provide any or all of the Services.

     Section 3.2    Allocation of Cost of Services.
                    ------------------------------

     To the extent costs incurred by IPC in providing the Services are directly or solely attributable to an IXnet Entity or are clearly allocable based upon an objective measure (e.g., square footage, revenue, etc.), such costs shall be directly allocated to IXnet by IPC. All other costs incurred by IPC in providing the Services shall be reimbursed to IPC by IXnet at the end of each fiscal quarter for a fraction of the total costs to IPC of maintaining the Services for the IPC Entities and the IXnet Entities, the numerator of which fraction shall equal the average number of employees of the IXnet Entities during the applicable fiscal quarter (or, if less than a fiscal quarter, the applicable portion thereof) and the denominator of which shall equal the average number of employees of the IPC Entities and the IXnet Entities during the applicable fiscal quarter (or, if less than a fiscal quarter, the applicable portion thereof); provided, however, that with respect to an employee who is employed by both an IPC Entity and an IXnet Entity, such calculation shall be based on the average amount of time such employee works for such IPC Entity and
IXnet Entity.   Notwithstanding the foregoing, at the end of each fiscal
quarter, IXnet shall promptly reimburse IPC for the insurance premiums paid or incurred by IPC and covering risks applicable to the IXnet Entities, or to the extent the same cannot be determined by IPC, as determined by the underwriter of the relevant insurance policy.

                                  ARTICLE IV
                                  REAL ESTATE

      Section 4.1   Assignment and Sublease of Leases; Sharing of Office Space.
                    ----------------------------------------------------------
To the extent permissible under the leases listed on Schedule A attached hereto (the "Leases"), IPC and IXnet shall each use its respective reasonable efforts to effect the sublease or assignment, or to obtain the necessary consents allowing such sublease or assignment, from IPC to IXnet of all or the portion of the space covered by such Leases and which is occupied or used by any of the IXnet Entities.

     With respect to the locations of IPC offices listed on Schedule A (the "Offices") and any or all of the Leases, IXnet shall reimburse IPC for all costs (including utilities and maintenance) incurred by IPC for the space covered by such Offices and Leases which is occupied or used by any of the IXnet Entities. Such costs shall be allocated based on usage by such IXnet Entities or, if not discernable by IPC, by the relative number of square feet which is occupied by the IPC Entities and the IXnet Entities, respectively.

                                    ARTICLE V
                        INTERNET PROTOCOL ADDRESS SPACE

      Section 5.1   Transfer of IP Address Space.  IPC shall submit a request
                    ----------------------------
with the American Registry for Internet Numbers ("ARIN") requesting a transfer to IXnet of the block of Internet Protocol ("IP") addresses owned by IPC, previously known as a "Class B" license (the "Class B License"). In consideration of such submission and transfer, IXnet will transfer to IPC the block of IP addresses owned by IXnet, previously known as a "Class C" license. IPC and IXnet shall take all reasonable actions that may be required in order to effect the transfer of the Class B License, including responding to any inquires made by ARIN and providing any additional information requested by ARIN.

                                   ARTICLE VI
                                LICENSING RIGHTS

     Section 6.1    Exclusive Right to License World Turret (TM). For a term of
                    --------------------------------------------
[5] years, IPC hereby grants to IXnet an exclusive right to license and sublicense IPC's World Turret (TM) (or a similar replacement or successor thereof), its IP-based remote turret, solely (i) with respect to IXnet TraderConnect customers for access to trading applications via the Internet or the IXnet Extranet, (ii) as an application service provider via the Internet or the IXnet Extranet or (iii) for the purpose of disaster recovery or enhanced product offerings. During such period, IPC shall not license or sublicense IPC's World Turret (TM) (or a similar replacement or successor thereto) to any competitor of IXnet for incorporation of such product within a central-office based trading turret marketing application or to any application service provider for use in a service bureau model.

                                   ARTICLE VII
                           IPC BOOTH AT THE SIA SHOW

     Section 7.1    IXnet's Obligation to Share Costs of the IPC Booth.
                    --------------------------------------------------

     For a term equal to the lesser of (i) three (3) years and (ii) such time as IPC determines not to maintain the IPC Booth at the SIA Show, IXnet shall have the right to occupy, at its discretion, up to 25% of the IPC Booth (or such other percentage as IPC and IXnet may agree upon from time to time). IXnet shall be responsible for its proportionate share (based on the percentage of the IPC Booth IXnet elects to occupy) of the basic charges related to the IPC Booth.

     Section 7.2    IXnet's Right of First Refusal.
                    ------------------------------

     In the event that IPC determines not to maintain the IPC Booth at the SIA Show, IPC shall notify IXnet at least 30 days prior to the date IPC must give notice to the Securities Industry Association that it does not intend to maintain the IPC Booth at the next SIA Show, and, to the extent permitted by the Securities Industry Association, IXnet shall have the right to establish its own booth at the SIA Show in the same location that the IPC Booth had been previously.


                                  ARTICLE VIII
                                 DECONSOLIDATION

     Section 8.1    No Action by IXnet to Deconsolidate.  Neither IXnet Holdings
                    -----------------------------------
nor IXnet shall take any action, or permit any action to be taken by its Subsidiaries (including the issuance of IXnet Holdings Common Stock), prior to the later to occur of (i) November 1, 2001 and (ii) the termination of the Credit Agreement, that would result in its not being included in the United States consolidated federal income tax return of IPC Communications.

                                   ARTICLE IX
                           ASSIGNMENT OF IPC'S RIGHTS

     Section 9.1    Assignment of IPC's Rights in Claims Against IXnet
                    --------------------------------------------------
Employees. IPC hereby assigns to IXnet all of IPC's rights and interests in
---------
claims which IPC may have against employees of IXnet, including claims relating to patent, copyright, trademark and trade secret rights.


                                   ARTICLE X

                           COMPLIANCE WITH INDENTURE

      Section 10.1  IXnet's Agreement to Comply with the Indenture.  IXnet
                    ----------------------------------------------
shall, and shall cause each of its Subsidiaries to, comply with the covenants and the other restrictions, limitations and obligations under the Indenture which pertain to IXnet and/or its Subsidiaries.

                                  ARTICLE XI
                                 MISCELLANEOUS

     Section 11.1   General Interpretative Principles.  For purposes of this
                    ---------------------------------
Agreement, except as otherwise expressly provided or unless the context otherwise requires:

          (1) the terms defined in this Agreement include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

          (2) accounting terms not otherwise defined herein have the meanings given to them in accordance with GAAP;

          (3) references herein to "articles," "sections," "subsections" and other subdivisions without reference to a document are to designated articles, sections, subsections and other subdivisions of this Agreement;

          (4) a reference to a subsection without further reference to a section is a reference to such subsection as contained in the same section in which the reference appears, and this rule shall also apply to paragraphs and other subdivisions;

          (5) the words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision;

          (6) the term "include" or "including" shall mean without limitation by reason of enumeration;

          (7) the headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement;

          (8) any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires; and

          (9) the parties have participated jointly in the negotiation and drafting of this Agreement, and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring either party by virtue of the authorship of any of the provisions of this Agreement.

     Section 11.2   Amendments.  No amendment or waiver of any provision of this
                    ----------
Agreement shall in any way be effective unless the same shall be in writing and signed by each of the parties hereto.

     Section 11.3   Successors and Assigns.  This Agreement shall be binding
                    ----------------------
upon and inure to the benefit of the parties hereto and their respective
successors and assigns of IPC.   This Agreement may not be assigned in whole or
in part by any of the IXnet Entities.

     Section 11.4   Severability.  If any provision of this Agreement or the
                    ------------
application of any such provision to any party or circumstance shall be determined by any court of competent jurisdiction or duly authorized arbitration tribunal to be invalid, illegal or unenforceable to any extent, the remainder of such provision and of this Agreement or the application of such provision to such party or circumstances, other than those to which it is so determined to be invalid, illegal or unenforceable, shall remain in full force and effect to the fullest extent permitted by law and shall not be affected thereby, unless such a construction would be unreasonable.

     Section 11.5   Notices.  All notices, consents, deliveries, demands,
                    -------
requests, approvals and other communications which are required or may be given hereunder shall be in writing and will be deemed to have been duly given if personally delivered (including courier service), facsimiled or transmitted electronically or mailed certified first class mail, postage prepaid, addressed as follows:

          (a)       if to IXnet and IXnet Holdings, to:

                    International Exchange Networks, Ltd.
                    Wall Street Plaza
                    88 Pine Street
                    New York, NY  10005

                    Telephone:  (212) 412-6400
                    Facsimile:  (212) 858-6970

                    Attention:  Chief Executive Officer

          (b)       if to IPC, to:

                    IPC Information Systems, Inc.
                    Wall Street Plaza
                    88 Pine Street
                    New York, NY  10005

                    Telephone:  (212) 825-9060
                    Facsimile:  (212) 509-7888

                    Attention:  Chief Executive Officer


     Section 11.6   Governing Law.  This Agreement will be governed by, and
                    -------------
construed in accordance with, the laws of the State of New York, without giving effect to the choice of law provisions or its conflicts of law rules.

     Section 11.7   Counterparts.  This Agreement may be executed in one or
                    ------------
more counterparts, each of which will be deemed an original instrument, but all of which together will constitute one and the same agreement, and will become binding when one or more counterparts have been executed and delivered by each of the parties hereto.

          IN WITNESS HEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

                    INTERNATIONAL EXCHANGE NETWORKS, LTD.


                    By:
                        ------------------------------------
                        Name:
                        Title:

                    IPC INFORMATION SYSTEMS, INC.


                    By:
                        ------------------------------------
                        Name:
                        Title:

                    IXNET, INC.


                    By:
                        ------------------------------------
                        Name:
                        Title: